AMENDMENT TO THE FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

(Tailored Shareholder Reports)

This Amendment is an amendment to the Fund Administration and Accounting Agreement between The Bank of New York Mellon (“BNY Mellon”) and each Trust that is a party to such agreement (each a “Fund”) on behalf of each of its series covered by such agreement (each a “Series”) dated as of January 18, 2019 (the “Agreement”).

The date of this Amendment is May 16, 2024 but for clarity the terms of Section 1 and Section 2 of this Amendment are not effective until May 31, 2024.

Intending to be legally bound, BNY Mellon and each Fund hereby agree as follows:

1.

Schedule I (Schedule of Services) of the Agreement is hereby amended by amending and restating the Financial Statement Preparation & Review section of the FINANCIAL REPORTING section of such Schedule I and the description of the related Typesetting Services to read as set forth below. Schedule I otherwise remains unchanged.

§	Financial Statement Preparation & Review

§

Prepare a Series’ respective class-level annual and semi-annual shareholder reports, with respect to each Series registered on Form N-1A1, for shareholder delivery, inclusion in Form N-CSR and webhosting.

§	Prepare a Series’ annual and semi-annual shareholder reports, with respect to each Series not registered on Form N-1A2, for shareholder delivery and for inclusion in Form N-CSR.

§	Prepare each Series’ quarterly schedule of portfolio holdings2 for inclusion in Form N-PORT.

§	Prepare, circulate, and maintain each Series’ financial reporting production calendar.

§	Prepare and file (or coordinate the filing of) each Series’ Form 24f-2.

§	Monthly delivery of raw data files for SEC reporting purposes (Form N- PORT and N-CEN data requirements).

§	Typesetting Services (applicable to footnote 1 and the related services stated above)

§	Create financial compositions for the applicable financial report and related EDGAR files (including iXBRL tagging).

§	Maintain country codes, industry class codes, security class codes and state codes.

§	Create components that will specify the proper grouping and sorting for display of portfolio information.

§

Create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).

[1]	Requires applicable “Typesetting Services” as described herein.
[2]	Requires applicable “Typesetting Services” as described herein.

§	Process, convert and load security and general ledger data.

§

Document publishing, including the output of print-ready PDF files and EDGAR files (such EDGAR files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout for production data for every successive reporting period).

§	Generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:

§	information required on the cover page or the beginning of the shareholder report including the following:

§	the Series’ name and class, if relevant

§	the relevant exchange ticker symbol

§	a statement identifying the shareholder report as annual or semi- annual

§	required legends and statements;

§	class expense example;

§	Management Discussion of Fund Performance (semi-annual shareholder report at the Fund’s option);

§

key Series statistics including total advisory fees paid by the Series, portfolio turnover rate, net assets, number of portfolio holdings and other information requested by the Fund and agreed in writing by BNY Mellon;

§	graphical representation of holdings;

§	material Series changes (if applicable) (semi-annual shareholder report at the Fund’s option);

§	changes in and disagreements with accountants in summary form (if applicable);

§	statement regarding the availability of certain additional information;

§	householding disclosure (at the Fund’s option); and

§	additional Series information as mutually agreed in writing between BNY Mellon and the Fund.

§

Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of the Fund and upon the mutual written agreement of BNY Mellon and the Fund as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.

§	Typesetting Services (applicable to footnote 2 and the related services stated above)

•	Create financial compositions for the applicable financial report and related EDGAR files (including iXBRL tagging).

•	Maintain country codes, industry class codes, security class codes and state codes.

•	Map individual general ledger accounts into master accounts to be displayed in the applicable financial reports.

•	Create components that will specify the proper grouping and sorting for display of portfolio information.

•

Create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).

•	Process, convert and load security and general ledger data.

•

Include data in financial reports provided from external parties to BNY Mellon which includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, notes to financials, report of independent auditors, Series management listing, service providers listing and Series spectrums.

•

Document publishing, including the output of print-ready PDF files and EDGAR files (such EDGAR files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout for production data for every successive reporting period).

•	Generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:

•	front/back cover;

•	table of contents;

•	shareholder letter;

•	Management Discussion and Analysis commentary;

•	sector weighting graphs/tables;

•	disclosure of Series expenses;

•	schedules of investments;

•	statement of net assets;

•	statements of assets and liabilities;

•	statements of operation;

•	statements of changes;

•	statements of cash flows;

•	financial highlights;

•	notes to financial statements;

•	report of independent registered public accounting firm;

•	tax information; and

•	additional Series information as mutually agreed in writing between BNY Mellon and the Fund.

•

Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of the Fund and upon the mutual written agreement of BNY Mellon and the Fund as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.

2.

For clarity, BNY Mellon will prepare each Series’ schedule of investments, financial statements, financial highlights, and other detailed information for inclusion in Form N-CSR. The foregoing preparation of a schedule of investments, financial statements, financial highlights, and other detailed information requires typesetting services, and the typesetting services terms applicable to footnote 2 and the services related thereto as set forth in section 1 above apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned schedule of investments, financial statements, financial highlights, and other detailed information.

3.

The parties hereto expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing will be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, will constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. Notice is hereby given that this Amendment is executed on behalf of the Funds by an officer of the Funds in his or her capacity as an officer of the Fund and not individually, and that the obligations of or arising out of this Amendment are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding only upon the assets and property of the Fund. The parties acknowledge that the obligations of the Funds (and their respective Series) under this Amendment are several and not joint, that no Fund or Series shall be liable for any amounts owing by another Fund or another Series and that the Funds have executed one instrument for convenience only.

Each party hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Agreed:

Columbia ETF Trust I		The Bank of New York Mellon

By:	/s/ Marybeth Pilat	By:	/s/ Robert M Stein Jr
Name:	Marybeth Pilat	Name:	Robert M Stein Jr
Title:	Treasurer & Chief Accounting Officer	Title:	Vice President

Columbia ETF Trust II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer & Chief Accounting Officer

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